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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C. 20549


                                   Form 8-K
                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  November 12, 1999


                                  SOLUTIA INC.
                                  ------------
             (Exact name of registrant as specified in its charter)


                                   DELAWARE
                                   --------
                            (State of Incorporation)



            001-13255                                        43-1781797
            ---------                                        ----------
            (Commission                                      (IRS Employer
            File Number)                                     Identification No.)



575 Maryville Centre Drive, P.O. Box 66760, St. Louis, Missouri    63166-6760
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            (Address of principal executive offices)               (Zip Code)



                                 (314) 674-1000
                                 --------------
               Registrant's telephone number, including area code



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Item 5. Other Events

        On November 11, 1999, Solutia announced that it has agreed to acquire Morgan Grenfell Private Equity Ltd.'s ownership of Vianova Resins of Mainz-Kastel, near Frankfurt, Germany. Vianova Resins, formerly owned by Hoechst AG, is a leading European producer of resins and additives for coatings and technical applications. The purchase price is about DM 1.2 billion (about $640 million), and initially the transaction will be financed with short-term debt. The acquisition is expected to be completed later this year and is subject to EU Merger Control Clearance as well as reaching agreement with certain minority shareholders on the purchase of their shares. A copy of the press release dated November 11, 1999, announcing the agreement is attached.


Item 7. Financial Statements, Pro Forma Financial Information and
        Exhibits

        (c) The following exhibit is filed as part of this report:

         Exhibit Number                  Description

             99.1 Press Release dated November 11, 1999, issued by Solutia Inc.




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                             SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                       SOLUTIA INC.
                       ------------------------------------------------
                       (Registrant)

                       /s/  Karl R. Barnickol
                       ------------------------------------------------
                       (Secretary)


Date: November 12, 1999





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                           EXHIBIT INDEX

     These Exhibits are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K.

Exhibit
Number                     Description
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 99.1     Press release dated November 11, 1999, issued by Solutia Inc.